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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           _________________________



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                        Date of Report: October 11, 1996


                           ALL-COMM MEDIA CORPORATION



                         400 Corporate Pointe, Suite 780
                          Culver City, California 90230
                                 (310) 342-2800




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
     Nevada                                 0-16730                               88-0085608
(State of Incorporation)             (Commission File No.)                       (IRS Id. No.)
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                             Exhibit Index on Page 3



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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

        On October 10, 1996, Metro Merger Corp., a wholly-owned subsidiary ("Merging Subsidiary") of All-Comm Media Corporation ("All-Comm") merged with and into Metro Services Group, Inc. ("Metro") pursuant to an Agreement and Plan of Merger, dated as of October 1, 1996 (the "Merger Agreement"), among Merging Subsidiary, All-Comm, Metro, J. Jeremy Barbera, Janet Sautkulis and Robert M. Budlow. At the effective time of such merger (the "Merger"), among other things,
(i) each then-outstanding share of common stock, no par value, of Metro ("Metro Common Stock") was converted into the right to receive (x) 18,140 shares of common stock, par value $.01 per share, of All-Comm ("All-Comm Common Stock") and (y) a negotiable promissory note (a "Note") in a face amount of $10,000;
(ii) each share of Metro Common Stock held in Metro's treasury or owned by Metro or Merging Subsidiary was canceled without payment of any consideration therefor; and (iii) each then-outstanding share of common stock, par value $.01 per share, of Merging Subsidiary was converted into one share of Metro Common Stock (as the surviving corporation in the Merger), registered in the name of All-Comm. The Notes shall be due and payable, together with interest thereon at a rate of 6% per annum, on June 30, 1998, subject to earlier repayment, at the option of the holder thereof, upon completion by the Company of a public offering of its equity securities. The Notes are convertible on or before maturity, at the option of the holder thereof, into shares of All-Comm Common Stock at an exchange rate equal to $5.38 per share.

        Immediately following the Merger, All-Comm owns all outstanding shares of the common stock of Metro, which shares represents 100% of the total voting power of the outstanding capital stock of Metro. Prior to the Merger, each of Mr. Barbera, Mr. Budlow and Ms. Sautkulis owned 60, 30 and 10 outstanding shares of Metro Common Stock, respectively, which represented in the aggregate 100% of the total voting power of Metro's outstanding capital stock. Pursuant to the Merger Agreement, the Board of Directors of Metro was reconstituted upon the consummation of the Merger to consist of Messrs. J. Jeremy Barbera, Robert M. Budlow and E. William Savage, each of whom is an employee and, in the case of Mr. Barbera and Mr. Savage, a director of All-Comm.

        Metro provides database management and other direct marketing services to diverse group of approximately 500 clients located throughout the United States. These services include customer and market data analysis, database creation and analysis, data warehousing, predictive behavioral modeling, list processing, brokerage and management, data processing, data enhancement and development of information systems. Metro assists its clients in defining target markets and uses sophisticated data analysis to support clients' direct marketing campaigns to increase the productivity of its clients' marketing expenditures.

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ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS.


        (a)    Financial Statements of Business Acquired.*

        (b)    Pro Forma Financial Information.*

        (c)    The following exhibits are filed herewith:

               2.1      Agreement and Plan of Merger dated October 1,
                  1996 among All-Comm Media Corporation, Metro
                  Merger Corp., Metro Services Group, Inc., J.
                  Jeremy Barbera, Janet Sautkulis and Robert M.
                        Budlow

------------

* It is impracticable for All-Comm to provide the required financial statements and pro forma financial information as of the date hereof. All-Comm will file the required financial statements and pro forma financial information no later than 60 days after the date hereof.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ALL-COMM MEDIA CORPORATION
                                                   (Registrant)



Date:  October 11, 1996                     By: /s/Scott Anderson
                                               ------------------
                                               Scott Anderson
                                               Chief Financial Officer

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                                  EXHIBIT INDEX

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=====================================================================================================
   Exhibit
    Number                                   Description                                  Page
=====================================================================================================
2.1              Agreement and Plan of Merger dated October
                 1, 1996 among All-Comm Media Corporation,
                 Metro Merger Corp., Metro Services Group,
                 Inc., J. Jeremy Barbera, Janet Sautkulis and
                 Robert M. Budlow                                                           6
-----------------------------------------------------------------------------------------------------



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